Exhibit 10.3

AMENDMENT NO. 1 TO STOCK OPTION AGREEMENT
UNDER THE
ENVISTA HOLDINGS CORPORATION 2019 OMNIBUS INCENTIVE PLAN

THIS AMENDMENT NO. 1 TO STOCK OPTION AGREEMENT UNDER THE ENVISTA HOLDINGS CORPORATION 2019 OMNIBUS INCENTIVE PLAN (this “Amendment”) is entered into as of November 4, 2020, by and between Envista Holdings Corporation, a Delaware corporation (the “Company”), and [______________] (the “Participant”).
WHEREAS, the Company and the Participant entered into that certain Stock Option Agreement, dated as of [_________________] (the “Agreement”); and
WHEREAS, the Company and the Participant (collectively, the “Parties”) desire to enter into this Amendment.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, the Parties agree as follows:
1.Unless otherwise defined herein, all capitalized terms used in this Amendment shall have the same meaning given to them in the Agreement.
2.Section 5(i) of the Agreement is hereby amended to delete the provision in its entirety and to substitute the following provision in lieu thereof:
(i)    Substantial Corporate Change. Notwithstanding any other provision in this Agreement to the contrary, in the event (x) a Substantial Corporate Change occurs, (y) the Options are effectively assumed or continued by the surviving or acquiring corporation in such Substantial Corporate Change (as determined by the Board or the Committee), and (z) the Participant is terminated without Gross Misconduct or, if the Participant participates in the Envista Holdings Corporation Severance and Change in Control Plan, the Participant is terminated due to an “Involuntary Termination” or “Good Reason Resignation” (as defined in the Severance and Change in Control Plan), in each case within 24 months following the Substantial Corporate Change, then the following provisions shall apply to any Options which have not previously terminated or expired:

(1)	any unvested Options held by the Participant shall vest in full as of the Participant’s termination date; and

(2)	all Options may be exercised until the earlier of (i) the fifth anniversary of the Participant’s termination date and (ii) the expiration date of the Options under the Agreement.

3.Section 7(a) of the Agreement is hereby amended by adding the following provision at the end of the last sentence of such Section 7(a):
; provided, however, that the Company shall not make any change that would alter the rights of the Participant under Section 5(i) of the Agreement.
4.Except to the extent amended hereby, the Agreement shall remain in full force and effect.
5.This Amendment may be executed in any number of counterparts, each of which shall constitute an original document. Electronic signatures, whether by fax, e-mail, or other electronic means, shall be treated as original signatures.

[If the Amendment is signed in paper form, execute the following:]
IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date written above.
COMPANY:
ENVISTA HOLDINGS CORPORATION
By:     _____________

Name:	______________

Title:	______________

PARTICIPANT:
______________________